UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2008

Argon ST, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-322-0881

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2008, Argon ST, Inc. and its subsidiaries (collectively, the "Company") entered into the Sixth Amendment to Second Amended and Restated Financing and Security Agreement (the "Agreement") with Bank of America, N.A. (the "Lender"), which replaces the Fifth Amendment to Second Amended and Restated Financing and Security Agreement dated as of March 31, 2006. The terms and conditions are substantially similar to the credit facility it replaced. The facility remains at $40 million and contains a sublimit $15 million to cover letters of credit. The interest charged on borrowings under the revolving credit agreement will continue to bear interest at the LIBOR rate plus 150 basis points. In addition, the Company is required to pay, quarterly in arrears, a fee of 0.25 percent per annum on the average daily unused portion of the commitment under this Agreement. The revolving credit agreement will terminate no later than February 28, 2010.

All borrowings under the line of credit are collateralized by all tangible assets of the Company. This Agreement includes customary restrictions regarding additional indebtedness, business operations, permitted acquisitions, liens, guaranties, and transfers and sales of assets, as well as maintaining its primary accounts with the Lender. The Agreement also requires the Company to comply with a specific EBITDA to Funded Debt ratio of not more than 1.50 to 1.00. The Company is currently in compliance and intends to maintain compliance with these covenants and financial ratio. The Agreement contains customary events of default which would permit the Lender to accelerate repayment of borrowings under the Agreement if not cured within applicable grace periods, including the failure to make timely payments under the Agreement or failure to satisfy covenants.

The foregoing description of the provisions of the Agreement is qualified in its entirety by reference to the full and complete terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Sixth Amendment to Second Amended and Restated Financing and Security Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.

March 4, 2008	By:	Aaron N. Daniels

Name: Aaron N. Daniels
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Financing and Security Agreement